Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ANNOUNCES ADDITIONAL $100 MILLION SHARE REPURCHASE AUTHORIZATION

LAKE ZURICH, ILLINOIS, August 7, 2019 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today announced that its board of directors approved an authorization to repurchase up to an additional $100 million in shares of its common stock. As of June 30, 2019, the company had $69.6 million remaining on its prior authorizations. With the new authorization, the company has a combined $169.6 million available for share repurchases.

Stock repurchases are subject to market conditions and other considerations and may be commenced or suspended at any time or from time to time, without prior notice.

About ACCO Brands Corporation

ACCO Brands Corporation (NYSE: ACCO) is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones® and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Detailed information concerning the important factors that could cause actual results to differ materially from our forward-looking statements is readily available in our publicly filed quarterly, annual and other reports, including in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports we file with the SEC.

For further information:

Julie McEwan        Christine Hanneman
Media Relations    Investor Relations
(937) 974-8162    (847) 796-4320